EXHIBIT 10.6


                             EXECUTIVE BONUS PLAN OF
                           MGIC INVESTMENT CORPORATION
                                 (the "Company")


The Executive Bonus Plan of the Company in effect for 2002 (which is not contained in a formal plan document), applied to certain officers of the Company, including the executive officers of the Company identified in the Form 10-K for the year ended December 31, 2002. Under the Executive Bonus Plan, if the Company achieved a minimum level of net income for 2002, an executive officer was eligible for a bonus, depending upon the executive officer's individual performance, of up to 120-200% of such executive officer's base salary, depending on the maximum applicable to the executive officer. The officer could elect to receive up to one-third of the bonus in restricted stock of the Company that vested in one year. For each share of restricted stock so elected, the Company awarded one and one-half shares of restricted stock that vested in three years.